Exhibit 99.1

Michael McAndrew, Chief Financial Officer
Black Box Corporation
(724) 873-6788
(724) 873-6799 (fax)
Email: investors@blackbox.com

FOR IMMEDIATE RELEASE

BLACK BOX CEO RESIGNS; OFFICE OF THE CHAIRMAN CREATED

PITTSBURGH, PENNSYLVANIA, May 22, 2007 — Black Box Corporation (NASDAQ GSM: BBOX) today announced that Fred C. Young has resigned as CEO and as a member of the Board of Directors of Black Box. The Board of Directors will immediately begin to conduct an executive search for a permanent CEO.
Mr. Young stated, “It has been an honor to be the CEO of Black Box for the past nine years. With tremendous dedication and effort throughout the Black Box world, we achieved $1 billion in revenues during fiscal year 2007. The team is now well-positioned to leverage this new starting point to even greater heights.”
Pending selection of a permanent CEO, the Company will be managed under the direction of the Office of the Chairman, consisting of current executives Terry Blakemore, interim CEO, Michael McAndrew, Chief Financial Officer, and Francis Wertheimber, Senior Vice President, joined by Thomas G. Greig, Chairman of the Board. The Board of Directors will meet with the Office of the Chairman on a regular and frequent basis in order to provide direction and oversight.
Mr. Greig stated, “We are fortunate to have in place a strong executive team. The Board believes that the combined talents of the members of the Office of the Chairman provide the Company with the best interim solution to continue the Company’s strategy of serving our world-wide customers with superior technical services and products.”

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Mr. Blakemore, formerly a Senior Vice President who has been with Black Box since 1999, stated, “I look forward to working with the other members of the Office of the Chairman and the balance of the Black Box team members in this transition period as we continue to provide world-class solutions to our clients.”
Black Box is the world’s largest technical services company dedicated to designing, building and maintaining today’s complicated data and voice infrastructure systems. Black Box services 175,000 clients in 141 countries with 173 offices throughout the world. To learn more, visit the Black Box website at www.blackbox.com.
Black Box and the Double Diamond logo are registered trademarks of BB Technologies, Inc.
Any forward-looking statements contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the fact they use words such as “should,” “anticipate,” “estimate,” “approximate,” “expect,” “target,” “may,” “will,” “project,” “intend,” “plan,” “believe” and other words of similar meaning and expression in connection with any discussion of future operating or financial performance. One can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Although it is not possible to predict or identify all risk factors, they may include the outcome of the review of the Company’s stock options practices, including the related informal Securities and Exchange Commission inquiry and shareholder derivative lawsuit, the Company’s ability to satisfy any conditions imposed by NASDAQ for continued listing of the Company’s common stock and the impact of any actions that may be required or taken as a result of such review or that may be imposed by NASDAQ. Should the Company be unable to meet the deadlines set forth in the Panel’s decision, there can be no assurance that NASDAQ will grant an additional extension of time or that the Company’s securities will continue to be listed on The NASDAQ Stock Market. Additional risk factors are included in the Company’s Annual Report on Form 10-K. We can give no assurance that any goal, plan or target set forth in forward-looking statements can be achieved and readers are cautioned not to place undue

1000 Park Drive, Lawrence, PA 15055-1018 * (724) 746-5500 * Fax (724) 746-0746

reliance on such statements, which speak only as of the date made. We undertake no obligation to release publicly any revisions to forward-looking statements as a result of future events or developments.

1000 Park Drive, Lawrence, PA 15055-1018 * (724) 746-5500 * Fax (724) 746-0746